  As filed with the Securities and Exchange Commission on September 17, 1998.
                                                Registration No. 333 - ______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              FRESH AMERICA CORP.
             (Exact name of registrant as specified in its charter)

                  TEXAS                                                                          76-0281274
-------------------------------------------------------------                      ---------------------------------------
(State or other jurisdiction of incorporation or organization)                     (I.R.S.   Employer  Identification No.)


                          6600 LBJ FREEWAY, SUITE 180
                              DALLAS, TEXAS 75240
                                 (972) 774-0575

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------

David I. Sheinfeld                               COPIES TO:
Chairman of the Board and                        Alan J. Bogdanow
Chief Executive Officer                          Hughes & Luce, L.L.P.
6600 LBJ Freeway                                 1717 Main Street
Suite 180                                        Suite 2800
Dallas, Texas  75240                             Dallas, Texas  75201
(972) 774-0575                                   (214) 939-5500

                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                        CALCULATION OF REGISTRATION FEE
=====================================================================================================================
    TITLE OF SHARES             AMOUNT            PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
   TO BE REGISTERED              TO BE             AGGREGATE PRICE           AGGREGATE             REGISTRATION
                              REGISTERED             PER UNIT(1)         OFFERING PRICE(1)              FEE
---------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value             292,951               $15.00 (2)           $4,394,265 (2)           $1,296.31
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the high and low price per share of Fresh America Corp. on September 15, 1998, as reported by the Nasdaq Stock Market's National Market.

                               ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BE COME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              FRESH AMERICA CORP.
                                 292,951 SHARES
                                  COMMON STOCK

                      ------------------------------------

         This Prospectus relates to an offering of up to 292,951 shares of common stock, par value $.01 per share (the "Common Stock"), of Fresh America Corp., a Texas corporation (the "Company" or "Fresh America").

         The Common Stock being registered is being offered for resale for the account of certain selling shareholders (collectively, the "Selling Shareholders") identified under the caption "Selling Shareholders." The shares underlying this offering have already been issued to the Selling Shareholders. This offering is not part of the original issuance of the shares of Common Stock, and the Company will not receive any proceeds from the sale of shares of Common Stock offered hereby. The shares may be offered in transactions on the Nasdaq Stock Market's National Market ("Nasdaq"), in negotiated transactions, or through a combination of such methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

         The Common Stock is quoted on Nasdaq under the symbol "FRES." On September 15, 1998 the last sale price of the Common Stock, as reported on Nasdaq, was $15.25 per share.
                      ------------------------------------

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                      ------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE

                      ------------------------------------

         No dealer, salesman or any other person has been authorized to give any information or to make and representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

                  The date of this Prospectus is September 17, 1998.

                             AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy statements, information statements and other information regarding the Company. The Commission's Web site address is http://www.sec.gov. The Company is a publicly held corporation and its Common Stock is traded on the Nasdaq under the symbol "FRES." Reports, proxy statements, information statements and other information can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20549.

         The Company intends to furnish its shareholders with annual reports containing audited consolidated financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

         This Prospectus constitutes a part of a registration statement on Form S-3 (together with all exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended, (the "Securities Act"). This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the Commission pursuant to the Securities Act and the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

         (i) the Company's Annual Report on Form 10-K, which contains audited consolidated financial statements as of January 2, 1998 and January 3, 1997 and for each of the fiscal years in the three year period ended January 2, 1998 (File No. 0-24124);

         (ii) the Company's Quarterly Report on Form 10-Q, which contains unaudited consolidated financial statements as of April 3, 1998 and for each of the fiscal quarters ended April 3, 1998 and March 28, 1997 (File No. 0-24124);

         (iii) the Company's Quarterly Report on Form 10-Q, which contains unaudited consolidated financial statements as of July 3, 1998 and for each of the fiscal quarters and six months ended July 3, 1998 and June 27, 1997 (File No. 0-24124);

         (iv) the Company's Current Report on Form 8-K filed February 17, 1998 (as amended on April 17, 1998), which includes the audited financial statements of Francisco Distributing Company, LLC as of and for the fiscal year ended December 31, 1997 (File No. 0-24124); and

         (v) a description of the Common Stock contained in the Company's registration statement on Form 8-A, dated May 12, 1994 (File No. 0-24124), including amendments or reports filed for the purpose of updating such description.

         All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                              Fresh America Corp.
                                6600 LBJ Freeway
                                   Suite 180
                              Dallas, Texas 75240
                         Attn: Chief Financial Officer
                           Telephone: (972) 774-0575

                                  THE COMPANY

         Fresh America is a leading provider of integrated food distribution management services for fresh produce and other refrigerated perishable products. These services include regional/centralized purchasing, warehousing, distribution, logistics, systems and customer support. The Company serves over 2,000 customers and operates in 43 states and Canada through twenty-three distribution and processing facilities located in Texas, Georgia, Florida, Pennsylvania, Indiana, Ohio, Illinois, Louisiana, Nevada, California and Ontario, Canada. Throughout its history, the Company has developed the expertise, infrastructure and systems to offer both buyers and sellers of fresh produce a broad menu of services. Because of its perishable nature, fresh produce presents challenges in procurement and distribution and is generally handled by specialized distributors.

         The Company is a Texas corporation with its principal offices located at 6600 LBJ Freeway, Suite 180, Dallas, Texas 75240 and its telephone number is 972/774-0575.

                                  RISK FACTORS

         ANY INVESTMENT IN THE COMMON STOCK HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY AND SHOULD CONSIDER, AMONG OTHER THINGS, THE RISKS AND THE SPECULATIVE FACTORS INHERENT IN AND AFFECTING THE COMPANY'S BUSINESS DESCRIBED BELOW AND THROUGHOUT THIS PROSPECTUS.

         Risks Associated with New Business Opportunities. Management of the Company has stated its intention to diversify the Company's customer base, geographic - coverage, market penetration and service offerings through the development of new business opportunities and through selected acquisitions. The pursuit of such opportunities will require a significant investment of funds and management attention by the Company. Any such opportunities will be subject to all of the risks inherent in the establishment of a new product or service offering, including competition, lack of sufficient customer demand, unavailability of experienced management and unforeseen complications, delays and cost increases. The Company may also incur costs in connection with pursuing new growth opportunities that it cannot recover. There can be no assurance that the Company will find suitable acquisition candidates at acceptable prices or succeed in integrating any acquired business into the Company's existing business or in retaining key customers and management of such acquired businesses.

         Access to Capital Markets. In order to fulfill its intention to diversify its customer base and make selected acquisitions, the Company will need to raise additional debt or equity capital funds. There can be no assurance that the Company will be able to access the debt or equity capital markets or obtain credit from financial institutions when such a need arises. Changes in interest rates, market liquidity, stock prices and general market conditions may all affect the Company's ability to raise funds.

         Dependence on Sam's Club. Sam's Club, a division of Wal-Mart Stores, Inc. ("Sam's"), is the Company's primary customer and accounted for approximately 39% of sales for the six months ended July 3, 1998 and 67%, 90% and 98% of the Company's sales for fiscal years 1997, 1996 and 1995, respectively. The Company's relationship with Sam's is governed by the terms and conditions of a five year agreement (the "Agreement") which became effective December 1, 1995 and expires on November 30, 2000. The Agreement gives Fresh America the exclusive right to distribute fresh fruit and vegetables, refrigerated pre-packed produce and produce-related refrigerated processed foods to Sam's stores located within the geographic areas served by the Company's distribution centers.

         Sam's is not required to purchase any particular quantity of produce from the Company under the Agreement. Any adverse development affecting Sam's or any decision by Sam's to close existing clubs, reduce the number of new clubs that it opens or reduce the number of clubs that offer fresh produce and related products could have a material adverse effect on the Company. The Company's current Agreement with Sam's may be terminated by Sam's prior to November 30, 2000 under certain circumstances, for example, if the Company commits a material breach under the Agreement or there are material documented problems that continue unresolved with the distribution of products by the Company.

         The Agreement initially covered 375 Sam's Clubs. Sam's has the right to terminate the Agreement to the extent of 40 Clubs each year, which right was fully exercised by Sam's for 1997 and 1998. The Company expects such trend may continue in 1999 and 2000. The Company's growth strategy is designed in part to reduce the Company's dependence on Sam's over the five-year term of the Agreement through strategic acquisitions as well as the expansion of existing relationships with its other customers. As a result of the Company's strategy efforts, the percentage of the Company's revenues derived from Sam's has decreased from 98% at the start of the Agreement to 39% for the six months ended July 3, 1998. The Company's objective is for Sam's revenues to constitute no more than 20% of its annualized revenues by the end of fiscal 1999.

         Sam's has no obligation to extend or renew the Agreement or have any other vendor relationship with the Company after December 1, 2000. The Company believes that the distribution experience and systems it has developed from its relationships with Sam's and its other customers, as well as from its acquisitions, will enable it to successfully diversify its business. However, there is substantial risk that the Agreement will not be extended or renewed, and there can be no assurance that the Company's diversification efforts will be successful. To the extent the Company is not able to successfully generate additional profitable replacement business from its internal and external programs by December 1, 2000, the loss of the Sam's business could have a material adverse effect on the Company's revenues and net income.

         Volatility of Prices and Quality. Prices of high quality fresh produce are extremely volatile based on available supply, which can be significantly affected by factors such as weather, disease and level of agricultural production. Both sales and profitability could be negatively affected during periods of exceptionally high, low or volatile prices.

         Competition. The Company operates in highly competitive markets, and its success will be largely dependent on its ability to provide quality products at the lowest possible prices. The Company competes with food service companies, produce distribution companies and wholesale food distribution companies, some of which have substantially greater financial resources than the Company. There can no be assurance that the Company will be able to compete successfully with current or future competitors.

         Dependence on Key Personnel. The future success of the Company will depend to a significant extent on the efforts and abilities of its senior management. The loss of the services of one or more of the Company's senior management personnel could have a material adverse effect on the Company.

         Seasonality. The Company's business is seasonal, with its highest sales and net income historically occurring during the fourth quarter. Any adverse development affecting the Company's operations during this period, such as the unavailability of high quality produce or harsh weather conditions could have a disproportionate impact on the Company's results of operations for the full year.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This Prospectus contains or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. All statements other than statements of historical fact included or incorporated in this Prospectus, and all statements regarding the financial position, business strategy and plans and objectives of management of the Company are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements, are reasonable, it cannot give any assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus and the documents incorporated herein.

                              SELLING SHAREHOLDERS

         The shares of Common Stock to be sold pursuant to the offering were acquired by the Selling Shareholders in connection with Fresh America's acquisition of Jos. Notarianni & Co., Inc. The table below sets forth information with respect to the beneficial ownership of the Common Stock by the Selling Shareholders immediately prior to this offering and as adjusted to reflect the sale of shares of Common Stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the Selling Shareholders.

                                                Beneficial Ownership               Beneficial Ownership
                                                  Prior to Offering                   After Offering
                                       -----------------------------------------  ------------------------
                                       Number of     Percent of     Shares to     Number of     Percent of
Name of Beneficial Owner                 Shares       Class (1)      be Sold (2)    Shares        Class
------------------------               ---------     ----------     ------------  ---------     ----------

Joseph M. Cognetti                       168,447        3.27%          168,447        0             0%
Sal D. Cognetti, Jr.                     124,504        2.41%          124,504        0             0%
 --------------------


(1) Computed based on the shares of Common Stock outstanding as of September 14, 1998.

(2) Assumes all the shares of Common Stock that may be offered are sold.


                              PLAN OF DISTRIBUTION

         The shares of Common Stock are being registered to permit public secondary trading of such Common Stock by the holders thereof from time to time after the date of this Prospectus. The sale of the Common Stock offered hereby may be effected from time to time directly, or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses or block transactions) on the Nasdaq National Market (or other national securities exchange or quotation services on which the Common Stock may be listed or quoted at the time of sale) or otherwise. Such Common Stock may be sold in one or more negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices, fixed prices, varying prices determined at the time of sale or at negotiated prices.

         In the event one or more broker-dealers or agents agree to sell the Common Stock, they may do so by purchasing the Common Stock as principals or by selling the Common Stock as agent for the Selling Shareholder. Any such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the shares of Common Stock for which such broker-dealer or agent may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer or agent may be in excess of customary compensation).

         The Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the Common Stock by the Selling Shareholders. The foregoing may affect the marketability of the Common Stock.

         In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from this offering.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas.


                                     EXPERTS

         The consolidated financial statements of Fresh America Corp. as of January 2, 1998 and January 3, 1997, and for each of the years in the three-year period ended January 2, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Francisco Distributing Company, LLC, as of and for the year ended December 31, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the report of Bechman Kirkland & Whitney, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         As permitted by the Texas Business Corporation Act ("TBCA"), the Company's Bylaws provide that the directors and officers of the Company will be indemnified by the Company against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, the Company's Restated Articles of Incorporation eliminate the liability of directors of the Company to the maximum extent permitted by the TBCA.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under Texas law, the Company's Articles of Incorporation or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table indicates the estimated expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by the Company.


                  Registration fee                                                         $1,296
                  Accounting fees and expenses                                              1,000
                  Legal fees and expenses                                                   4,000
                  Miscellaneous expenses                                                   $1,704
                                                                                           ------

                           Total:                                                          $8,000
                                                                                           ======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the TBCA, the Company's Bylaws provide that the directors and officers of the Company will be indemnified by the Company against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, the Company's Restated Articles of Incorporation eliminate the liability of directors of the Company to the maximum extent permitted by the TBCA.

ITEM 16. EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-5 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i)  To include any prospectus required by
                           Section 10(a)(3) of the Securities Act.

                              (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                              (iii) To include any material information with
                           respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) and 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 17, 1998.

                              FRESH AMERICA CORP.



                              By: /s/ Robert C. Kiehnle
                                 ----------------------------
                                  Robert C. Kiehnle,
                                  Executive Vice President and
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Fresh America Corp., hereby severally constitute and appoint David I. Sheinfeld, Steve R. Grinstead and Robert C. Kiehnle and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement and Registration Statements related to the same offering, and generally to do all things in our name and behalf in the capacities indicated below to enable Fresh America Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                     Title                                      Date
              ---------                                     -----                                      ----
     /s/ David I. Sheinfeld                         Chairman of the Board                        September 17, 1998
     -------------------------------             and Chief Executive Officer
         David I. Sheinfeld                     (Principal Executive Officer)

     /s/ Robert C. Kiehnle                      Executive Vice President and                     September 17, 1998
     -------------------------------              Chief Financial Officer
         Robert C. Kiehnle              (Principal Financial and Accounting Officer)

     /s/ Steven R. Grinstead                              Director                               September 17, 1998
     -------------------------------
         Steven R. Grinstead

     /s/ Thomas Hubbard                                   Director                               September 17, 1998
     -------------------------------
         Thomas M. Hubbard

     /s/ Sheldon Stein                                    Director                               September 17, 1998
     -------------------------------
         Sheldon I. Stein

     /s/ Lawrence V. Jackson                              Director                               September 17, 1998
     -------------------------------
         Lawrence V. Jackson


                               INDEX TO EXHIBITS


Exhibit
Number                            Description of Exhibits
-------                           -----------------------
     *5.1        Opinion of Hughes & Luce, L.L.P.
    *23.1        Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
    *23.2        Consent of KPMG Peat Marwick LLP
    *23.3        Consent of Beckman Kirkland & Whitney
    *24.1        Power of Attorney (included in Part II of this Registration Statement)

---------------
*    Filed Herewith.
